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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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                                 FORM 8-K
                              Current Report

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    Date of Report (Date of earliest event reported): February 1, 1999

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                    IRVINE APARTMENT COMMUNITIES, INC.
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          (Exact Name of Registrant as Specified in Its Charter)

         Maryland                    0-12478                  33-0698698
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 (State of Incorporation)   (Commission File Number)       (I.R.S. Employer
                                                        Identification Number)


550 Newport Center Drive, Suite 300, Newport Beach, California        92660
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       (Address of principal executive offices)                     (Zip Code)



    Registrant's telephone number, including area code: (949) 720-5500



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               Item 5. Other Events

               On February 1, 1999, Irvine Apartment Communities, Inc. and TIC Acquisition LLC, a wholly owned subsidiary of The Irvine Company, entered into a definitive merger agreement providing for the acquisition of all the outstanding common shares of Irvine Apartment Communities, Inc. in a business combination for $34 per share in cash. The transaction, which is subject to the approval of the holders of at least two-thirds of the outstanding common shares of Irvine Apartment Communities, Inc. and other customary conditions, is expected to be completed late in the second quarter or early in the third quarter of 1999.

               A copy of each of the Merger Agreement and the Press Release issued in connection with approval of the Merger Agreement is filed as an Exhibit hereto and is incorporated by reference.


               Item 7.   Exhibits

                                 EXHIBITS

Exhibit 2.1 -  Agreement and Plan of Merger between TIC Acquisition LLC and
               Irvine Apartment Communities, Inc. dated February 1, 1999.

Exhibit 99.1 - Press release of Irvine Apartment Communities, Inc. dated
               February 2, 1999.



                                SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IRVINE APARTMENT COMMUNITIES, INC.


Date: February 2, 1999             By: /s/ Shawn Howie
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                                       Shawn Howie
                                       Interim Chief Financial Officer